EX-99.77Q2:

Section 16(a) Beneficial Ownership
Reporting Compliance

A Form 3 for the below individuals was
not filed within the required regulatory timeframe (each a director of the investment adviser):

Katherine Malcolm



Aberdeen Israel Fund Inc.